UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 31, 2006

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 31, 2006, Innovative Communication Co., LLC, a Delaware limited liability company, and Emerging Communications, Inc., a Delaware Corporation, each filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States District Court for the Virgin Islands, Division of St. Thomas and St. John, Bankruptcy Division, and Jeffrey J. Prosser, individually, filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Virgin Islands. Each of the debtors is affiliated with Innovative Communication Corporation, a Virgin Islands corporation ("ICC"), Prosser is the majority shareholder and chairman of each, and each is obligated to Rural Telephone Finance Cooperative ("RTFC"), a consolidated affiliate of National Rural Utilities Cooperative Finance Corporation ("CFC"), for certain obligations of ICC, including certain court judgments, to RTFC.

Previously, various parties reached an agreement for ICC to satisfy the RTFC judgments in the third quarter of calendar year 2006, subject to certain terms and conditions. In the event that ICC does not meet the terms and conditions of the agreement, RTFC intends to pursue collection of its judgments.

Based on its analysis, CFC believes that it is adequately reserved for the exposure to ICC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ STEVEN L. LILLY
Steven L. Lilly
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated: August 2, 2006